Exhibit 32.2

     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Glass, certify that:

     1. I have reviewed this quarterly report on Form 10-Q of Loehmann's Holdings, Inc.;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

     Date: September 12, 2003

                                           /s/ Robert Glass
                                           -------------------------------------
                                           Name: Robert Glass
                                           Title: Chief Operating Officer, Chief
                                           Financial Officer and Secretary


         A signed original of this written statement required by Section 906 has been provided to Loehmann's Holdings, Inc. and will be retained by Loehmann's Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.